Exhibit 99.1
Pelthos Therapeutics to Participate in Piper Sandler Spring Biopharma Symposium

DURHAM, N.C., April 14, 2026 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos”), today announced that CEO Scott Plesha will participate in one-on-one investor meetings at the Piper Sandler Spring Biopharma Symposium on April 16, 2026 in Boston. Investors interested in arranging one-on-one meetings should contact their Piper Sandler representative.

About Pelthos Therapeutics

Pelthos Therapeutics is a commercial-stage biopharmaceutical company focused on building and advancing a portfolio of differentiated cutaneous infectious disease products that address unmet patient needs. ZELSUVMI™ (berdazimer) topical gel, 10.3%, the company’s lead product, is the first and only prescription therapy approved for use at home by patients, parents, and caregivers to treat Molluscum contagiosum. The company’s portfolio of assets includes Xepi® (ozenoxacin) Cream, 1%, a topical treatment for impetigo, and Xeglyze® (abametapir), a topical treatment for head lice. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Contacts
Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072